UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2008

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 835-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)
On November 17, 2008, the Registrant signed a $750,000 Senior Secured Term Note (the “Loan”) with Victory Park Credit Opportunities Master Fund, Ltd. (the “Holder”).  The interest rate on the Note is 20.0% and has a maturity date of April 16, 2009.  The Loan is secured in accordance with that certain Pledge and Security Agreement by and between the Company and the Agent, dated June 5, 2008. Closing fees and costs were $50,000 plus 2,000,000 shares of Common Stock of the Company that were issued, in accordance with the Security Purchase Agreement between the Company and Agent dated June 5, 2008, as amended and re-stated.

ITEM 9.01	Financial Statements and Exhibit

(d)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1
a.  Text of the Senior Secured Term Note.  Reference is made to the original filing of the Senior Credit Facility Document dated June 5, 2008, and the amended and restated Security Purchase Agreement dated July 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: November 24, 2008	By:
/S/ Edward L. Cummings
Edward L. Cummings
Chief Financial Officer and Treasurer